Exhibit 99.1

FOR IMMEDIATE RELEASE

Boomerang Systems, Inc. Announces Stock Trading on the Pink Sheets

Morristown, New Jersey, June 19, 2008 — Boomerang Systems, Inc., (“Boomerang” or the “Company”) (OTC / PS — BMER) announced today that the Company’s shares are currently trading in the over-the counter market on the OTC Pink Sheets. Boomerang encountered certain technical compliance issues with respect to the timeliness in three instances over the prior two years in its SEC filings, which resulted in the Company’s stock moving from the OTC-Bulletin Board and onto the OTC Pink Sheets. Quotations are currently appearing at www.pinksheets.com under the trading symbol BMER by clicking on Quotes and News.

Boomerang is engaged in the design, development, and initial marketing of automated racking and retrieval systems for automobile parking and automated racking and retrieval of containerized self-storage units. Boomerang’s management is optimistic as to its future operations and its ability to secure firm contracts for the sale of its storage units.. The Company reported its initial completed sale in the second fiscal quarter of 2008 and anticipates reporting additional sales during the balance of the fiscal year ending September 30, 2008. The Company is committed to the timely filing in the future of all periodic reports as required by the Securities and Exchange Commission and for the protection of its investors.

Additional information may be obtained by contacting Joseph Bellantoni, Boomerang’s Chief Financial Officer, at 973-538-1194.

Cautionary Statement for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995.

        With the exception of historical matters, the matters discussed in this press release are “forward-looking statements” as defined under the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. Forward looking statements included herein include the Company’s ability to make additional sales of its automated parking systems and self storage units during the fiscal year ending September 30, 2008 and thereafter, its ability to timely file all periodic reports and other filings with the Securities and Exchange Commission and its ability to attain its business objectives and business plan. Forward-looking statements also include, among others, the success of the Company in implementing the its business plan in the future and that the Company will achieve material revenues. Boomerang intends that the forward-looking statements herein be covered by the safe-harbor provisions for forward-looking statements contained in the Securities Exchange Act of 1934, as amended, and this statement is included for the purpose of complying with those safe-harbor provisions.